UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 15, 2012

CHANTICLEER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

________________

Delaware	000-29507	20-2932652
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

11220 Elm Lane, Suite 203, Charlotte, NC 28277

(Address of principal executive office) (zip code)

___________________________________________________

(Former address of principal executive offices) (zip code)

(704) 366-5122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 4.01         Changes in Registrant’s Certifying Accountant

On October 15, 2012 the Audit Committee of the Board of Directors of Chanticleer Holdings, Inc. (the “Company”) engaged, approved and ratified Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm.

Marcum will replace Creason and Associates, PLLC (“Creason”) as the Company’s independent registered public accountant. Management was notified on October 3, 2012 by Creason, that Creason would not continue to be the Company's independent principal auditor.

On September 18th, the Company filed a Form 8-K announcing the engagement of RSM Betty & Dickson (Cape Town) to audit the financial statements of the Company’s South African operations for the three month period ended December 31, 2011 and to perform reviews of its financial statements for the three month periods ended March 31, 2012 and June 30, 2012. RSM Betty & Dickson had never had the opportunity to complete their audit or the reviews. The Company has since engaged Marcum to perform the audit for the three month period ended December 31, 2011, where Marcum will issue an opinion on the Company’s South African operations, and to perform the reviews for the respective periods identified above. RSM Betty & Dickson will continue to assist Marcum as needed. Following the completion of the audit of the financial statements of the South African operations by Marcum, Creason will re-issue its audit opinion for 2011, which will be included within an amended Form 10-K for the year then ended, which will be filed by the Company. The Company will also file amended 10-Q’s for the three month periods ended March 31, 2012 and June 30, 2012, once Marcum completes the reviews. At this point, a determination has not been made as to whether a restatement will be required.

The Company engaged Marcum based on the decision to have one audit firm that is able to audit the Company’s entire operations, including the South African operations, since that business is substantial. Marcum will now serve as the Company’s independent auditors for the 2012 fiscal year.

Creason’s report on the Company’s consolidated financial statements for the years ended December 31, 2011 and, 2010 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern. Other than the foregoing, the report contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles,

During the Company’s two most recent fiscal years and the subsequent interim period preceding the resignation of Creason there were (a) no “disagreements” as defined in Item 304(a)(1)(iv) of Regulation S-K with Creason on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Creason, would have caused it to make reference to the subject matter of the disagreement in connection with its report; and (b) no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s two most recent fiscal years and subsequent interim period preceding its engagement, neither the Company nor anyone on its behalf consulted Marcum regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or other information provided that was considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of disagreement (as defined in Item 304(a)(2)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

The Company provided Creason with a copy of this Current Report on Form 8-K prior to its filing and has requested that Creason furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Creason agrees with the statements made in this Current Report on Form 8-K with respect to Creason. A copy of Creason’s letter dated October 15, 2012 is attached as Exhibit 16.1 to this 8-K.

ITEM 9.01         Financial Statements and Exhibits

(d)	Exhibits

	16.1	Letter from Creason and Associates, PLLC dated October 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:            October 15, 2012

Chanticleer Holdings, Inc.

By:	/s/ Michael D. Pruitt
Name: Title:	Michael D. Pruitt Chief Executive Officer